Exhibit 3.2

B Y — L A W S

O F

W H I R L P O O L   C O R P O R A T I O N

(amended effective April 17, 2012)

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Whirlpool Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is Corporation Service Company.

SECTION 2. Additional Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Holding Meetings. The annual meeting of stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by the board of directors. Subject to the provisions of Section 4 of this Article II, each meeting of stockholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be fixed by the board of directors.

SECTION 2. Annual Meetings; Election of Directors. The annual meeting of stockholders for the election of directors shall be held on the third Tuesday in April, or such other date and time as may be determined by the board of directors. Any other proper business may also be transacted at the annual meeting.

SECTION 3. Stockholders’ List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by or for the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. Such list shall be produced and kept at the meeting for inspection by any stockholder who is present.

SECTION 4. Special Meetings.

(a) Special meetings of the stockholders for any purpose or purposes, except as otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, any Vice Chairman, or the President and shall be called by the Chairman of the Board, any Vice Chairman, or the President or the Secretary at the request in writing of a majority of the directors in office or pursuant to a resolution adopted by the board of directors. Such request or resolution shall state the place, date and hour and the purpose or purposes of the proposed meeting. No business shall be transacted at any special meeting except that referred to in the notice thereof.

(b)	Special Meetings Requested by Stockholders.

(i) Notwithstanding Section 4(a) of this Article II, a special meeting of the stockholders may also be called, upon written request to the Secretary (each, a “Special Meeting Request”), by holders having at least twenty-five percent (25%) of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, which shares are determined to be “Net Long Shares” in accordance with Section 4(b)(ii) of this Article II, and having held such Net Long Shares continuously for at least one year as of the date of such request (the “Requisite Percent”). Special Meeting Requests shall be delivered either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation.

(ii) For purposes of determining the Requisite Percent under Section 4(b)(i) of this Article II, “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s “net long position” as defined in Rule 14e–4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (A) for the purposes of such definition, references in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant special meeting request and all dates in the one year period prior thereto, the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such date (or, if such date is not a trading day, the next succeeding trading day), the “person whose securities are the subject of the offer” shall refer to the Corporation, a “subject security” shall refer to the issued and outstanding voting stock of the Corporation; and (B) the net long position of such stockholder shall be reduced by any shares as to which such person does not have the right to vote or direct the vote at the proposed special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute Net Long Shares shall ultimately be decided by the board of directors in its reasonable determination.

(iii) For purposes of determining whether a special meeting of the stockholders has been requested by stockholders representing in the aggregate at least the Requisite Percent under Section 4(b)(i) of this Article II, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the board of directors) and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. For purposes of this Section 4(b), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting not less than the Requisite Percent have been received by the Secretary.

(iv) To be valid, a Special Meeting Request must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and delivered to the Secretary and shall include all of the following information: (A) the name and address of each stockholder requesting the special meeting and the beneficial owners on whose behalf the Special Meeting Request is being made, as they appear in the Corporation’s stock ledger; (B) the class or series and number of shares of stock of the Corporation which are held of record or beneficially owned (directly or indirectly) by, or represented by proxy in favor of, any stockholder requesting the special meeting, any beneficial owner on whose behalf the Special Meeting Request is being made and any Associated Person (as defined below) of such persons, as of the date of the Special Meeting Request and during the one year period prior thereto; (C) documentary evidence that the stockholders requesting the special meeting and the beneficial owners on whose behalf the Special Meeting Request is being made own the Requisite Percent as of the date on which the Special Meeting Request is delivered to the Secretary and during the one year period prior thereto; (D) a statement of the specific purpose or purposes of the proposed special meeting and the matters proposed to be acted on at the proposed special meeting; (E) the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws or the Corporation’s certificate of incorporation, the text of the proposed amendment); (F) with respect to stockholders requesting the special meeting, the beneficial owners on whose behalf the Special Meeting Request is being made and any Associated Person of such persons, (x) the information required by Section 11(b) of this Article II to be set forth in a stockholder’s notice required by Section 11(a) of this Article II (for nominations of persons for election to the board of directors) and (y) the information required by Section 12(b) of this Article II to be set forth in a stockholder’s notice required by Section 12(a) of this Article II (for any proposal or business to be considered at the special meeting); (G) a representation by each stockholder requesting the special meeting and each beneficial owner on whose behalf the Special Meeting Request is being made (x) that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction, (y) that they intend to appear in person or by proxy at the special meeting to present the business to be brought before the special meeting, and (z) as to whether or not they intend to form, or are part of, a group which intends to solicit proxies with respect to the proposals or business to be presented at the special meeting; and (H) a representation that the stockholders requesting the proposed special meeting and the beneficial owners on whose behalf the Special Meeting Request is being made will update and supplement the Special Meeting Request to the Secretary in writing, so that the Special Meeting Request is true and correct in all material respects as of the record date for the proposed special meeting (which update must be received by the Secretary not less than five (5) business days after the record date for the meeting). If any of the foregoing information changes in any material respect from the date the notice is delivered to the Secretary through the date of the proposed special meeting, the stockholders requesting a special meeting of stockholders and the beneficial owners on whose behalf the Special Meeting Request is being made shall promptly supplement such information to reflect such change by notice in writing to the Secretary. In any event, the information required above shall be supplemented by such stockholders and beneficial owners not later than ten (10) days after the record date for the proposed special meeting to disclose such information as of the record date (and with respect to the information required under clause (C) above, as of a date not more than five (5) business days before the scheduled date of the special meeting to which the Special Meeting Request relates). For purposes of the foregoing, an “Associated Person” of any person shall mean (A) any nominee proposed by such person to serve on the Corporation’s board of directors, (B) any member of the immediate family of such person or proposed nominee sharing the same household with such person or proposed nominee, (C) any person controlling, controlled by or under common control with such person or proposed nominee, (D) any person acting in concert or as part of a group (within the meaning of the Exchange Act and the regulations promulgated thereunder) with such person or proposed nominee or (E) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such person or proposed nominee.

(v) In the event of the delivery, in the manner provided in Section 4(b)(iv) of this Article II, to the Corporation of the requisite Special Meeting Request and/or any related revocation, the Corporation may engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the request and revocation. For the purpose of permitting the inspectors to perform such review, no Special Meeting Request shall be granted until such date as the independent inspectors certify to the Corporation that the request delivered to the Corporation in accordance with this Section 4, and not revoked, represent at least the Requisite Percent. Nothing contained in this Section 4(b)(v) shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(vi) A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if at any point after sixty (60) days following the earliest dated Special Meeting Request the unrevoked (whether by specific written revocation by the stockholder or pursuant to Section 4(b)(iv)(G)(x) of this Article II) and valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, then the board of directors, in its sole discretion, may cancel the special meeting.

(vii) A special meeting properly requested by stockholders shall be held at such date, time and place as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after (A) the determination of the validity of the Special Meeting Request by the independent inspectors in the manner provided in Section 4(b)(v) or (B) if no such independent inspectors are engaged to review the validity of the Special Meeting Request, the Special Meeting Request constituting the Requisite Percent has been delivered to or received by the Secretary. In fixing a date, time and place for the special meeting the board of directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding the request for the special meeting and any plan of the board of directors to call a future special or annual meeting. If the board of directors fails to designate, within fifteen (15) days after (A) the determination of the validity of the Special Meeting Request by the independent inspectors in the manner provided in Section 4(b)(v) or (B) if no such independent inspectors are engaged to review the validity of the Special Meeting Request, the Special Meeting Request constituting the Requisite Percent has been delivered to or received by the Secretary, a date and time for such special meeting, then the meeting shall be held at 8:00 a.m. local time on the sixtieth (60th) day after the record date for the meeting (or, if that day shall not be a business day, then on the preceding business day).

(viii) Notwithstanding anything in Section 4(b) of this Article II, a special meeting requested by stockholders shall not be held if (A) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (B) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; (C) the Special Meeting Request does not comply with the provisions of this Section 4(b); (D) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the notice of the annual meeting of stockholders for the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting of stockholders and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting of stockholders; (E) an identical or substantially similar item (as determined in good faith by the board or directors, a “Similar Item”) other than the election of directors, was presented at a meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (F) a Similar Item was presented at a meeting of the stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (F), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); or (G) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held.

(ix) Business transacted at a special meeting requested by stockholders shall be limited to the purpose or purposes stated in the Special Meeting Request for such special meeting; provided, however, that nothing herein shall prohibit the board of directors from submitting additional matters to stockholders at any such special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such meeting. In accordance with Section 9 of this Article II, the chairman of the special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these By-laws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

SECTION 5. Notice of Meetings. A written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting or whenever required by statute, by the certificate of incorporation, or by these By-laws, further stating the purpose or purposes for which the meeting is called, shall be given by the Secretary to each stockholder entitled to vote thereat by delivering such notice to him personally or by mailing it, postage prepaid, addressed to him at his address as it appears on the stock books of the Corporation or by transmitting the notice to the stockholder in any other manner permitted by Delaware law. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting unless otherwise required by law. An affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 6. Quorum. The holders of at least fifty percent (50%) of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the holders of a majority of the shares of capital stock present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice or call other than by announcement at the meeting of the time and place of the holding of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. Voting. When a quorum is present at any meeting, any question properly brought before such meeting shall be decided by the vote of the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote thereon, unless the question is one upon which a different vote is required by provision of statute, the certificate of incorporation or these By-laws, in which case such provision shall govern and control the decision of such question.

Each stockholder entitled to vote at a meeting of stockholders may, by an instrument in writing subscribed by such stockholder, authorize another person or persons to act for such stockholder by proxy, but no such proxy instrument shall be voted or acted upon after three years from its date unless such instrument provides for a longer period.

SECTION 8. Inspectors of Election. In advance of any meeting of stockholders, the Corporation shall appoint two inspectors of election who shall subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability and who shall canvass the votes and make and sign a certificate of the result thereof. No candidate for the office of director shall be appointed as such inspector.

SECTION 9. Conduct of Stockholders’ Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by a Vice Chairman or the President, or if none of such officers is present, by a Vice President designated by the board of directors, or if none of such officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings or, if he is not present, an Assistant Secretary designated by the chairman of the meeting shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The board of directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 10. Validity of Proxies. At every meeting of the stockholders, all proxies shall be received and taken charge of and all ballots shall be received and canvassed by the inspectors of election for the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.

SECTION 11. Nominations and Qualifications of Directors.

(a) Subject to the rights of holders of Preferred Stock, nominations for the election of directors may be made by (i) the board of directors or (ii) a stockholder who (A) is a stockholder of record at the time of giving of notice provided for in this Section 11, on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 11 as to such nomination. For a nomination or nominations to be properly made by any stockholder entitled to vote generally in the election of directors, written notice of such stockholder’s intent to make such nomination or nominations must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation (and must be received by the Secretary) not later than:

(i) (A) with respect to an election to be had at an annual meeting of stockholders to be held on the third Tuesday in April, ninety (90) days in advance of such meeting, and (B) with respect to an election to be had at an annual meeting to be held on a day other than the third Tuesday in April or to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders; provided, however, in the event that the number of directors to be elected to the board of directors at any annual meeting is increased and the first public announcement of such increase is less than 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation by the close of business on the seventh (7th) day following the day on which a public announcement with respect to such elections is first made by the Corporation; and

(ii) with respect to an election to be had at a special meeting of stockholders called for the purpose of electing directors, ninety (90) days in advance of such meeting; provided, however, that if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, to be timely a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation by the close of business on the seventh (7th) day following the day on which a public announcement with respect to such elections is first made by the Corporation.

In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) To be in proper form, a stockholder’s notice to the Secretary required by Section 11(a) of this Article II must set forth: (i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and including any interests described below held by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, as of the date of such stockholder’s notice (which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) set forth: (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (as defined below) and owned of record by such stockholder and beneficial owner, (B) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder and beneficial owner, (C) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, and (G) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities; (iii) as to each person whom the stockholder proposes to nominate for election or re-election to the board of directors, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or successor regulation) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (C) a completed and signed questionnaire, representation and agreement required by Section 11(d) of this Article II; (iv) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from stockholders in support of such nomination, and (B) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) a statement whether each person whom the stockholder proposes to nominate, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors in accordance with the relevant board policy; and (vi) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination.

(c) The chairman of the meeting shall determine whether the requirements of this Section 11 have been met with respect to any nomination for the election of directors brought by a stockholder. If the chairman of the meeting determines that a nomination was not made in accordance with the terms of this Section 11, he or she shall so declare at the meeting and any such nomination shall not be acted upon at the meeting.

(d) To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 11) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

SECTION 12. Advance Notice of Stockholder Proposals.

(a) Subject to the rights of holders of Preferred Stock, at an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, (i) as shall have been brought before the annual meeting by (A) the board of directors or (B) a stockholder who (1) is a stockholder of record at the time of giving of notice provided for in this Section 12, on the record date for the meeting and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in this Section 12 as to such business, and (ii) as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal or proposals to be properly brought before an annual meeting by any stockholder entitled to vote generally in the election of directors, written notice of such stockholder’s intent to make such proposal or proposals must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation (and must be received by the Secretary) not later than (i) with respect to an annual meeting of stockholders to be held on the third Tuesday in April, ninety (90) days in advance of such meeting, and (ii) with respect to an annual meeting to be held on a day other than the third Tuesday in April, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) To be in proper form, a stockholder’s notice to the Secretary pursuant to Section 12(a) of this Article II must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information called for by Section 11(b)(i) and Section 11(b)(ii) of this Article II; (ii) a brief description of (A) the business desired to be brought before such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), (B) the reasons for conducting such business at the meeting and (C) any material interest of such stockholder or beneficial owner in such business, including a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal and (B) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

(c) The chairman of the meeting shall determine whether the requirements of this Section 12 have been met with respect to any stockholder proposal. If the chairman of the meeting determines that a stockholder proposal was not made in accordance with the terms of this Section 12, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

(d) At a special meeting of stockholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting or as shall constitute matters incident to the conduct of the meeting as the chairman of the meeting shall determine to be appropriate.

SECTION 13. General.

(a) Notwithstanding Section 11 and Section 12 of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 or Section 12 of this Article II.

(b) Nothing in these By-laws shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any series of Preferred Stock of the Corporation if and to the extent provided for under applicable law, the certificate of incorporation or these By-laws.

(c) For the avoidance of doubt, (i) Section 11 of this Article II shall be the exclusive means for a stockholder to nominate persons for election as directors of the Corporation and (ii) Section 12 of this Article II shall be the exclusive means for a stockholder to submit business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) for consideration by the stockholders at a meeting of stockholders of the Corporation.

(d) For purposes of these By-laws: (i) “beneficially owned” (and phrases of similar import), when referring to shares owned by a person, shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act and the rules and regulations promulgated thereunder, including shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation; and (ii) “publicly announced” and “public announcement” shall mean disclosure by the Corporation in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE III

DIRECTORS

SECTION 1. General Powers. The property and business of the Corporation shall be managed by or under the direction of its board of directors, which shall possess all the powers of the Corporation except as may be otherwise provided by statute or by the certificate of incorporation or by these By-laws.

SECTION 2. Election of Directors; Terms of Office. At all meetings of the stockholders for the election of directors at which a quorum is present, a nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 11 of Article II; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

SECTION 3. Regular Meetings. An annual meeting of the board of directors may be held immediately after and at the same place as the annual meeting of stockholders and no notice of such meetings shall be necessary if a quorum be present, or the time and place of such meeting may instead be fixed by action of the board of directors and notice of the meeting given pursuant to Section 5 of this Article III. Such annual meeting shall constitute a regular meeting of the board of directors. Other regular meetings of the board of directors (so designated in the resolution fixing the dates thereof) may be held either within or without the State of Delaware on such dates as may be fixed from time to time by resolution of the board.

SECTION 4. Special Meetings. Special meetings of the board of directors may be called by the Chairman of the Board, any Vice Chairman, or the President and shall be called by the Chairman of the Board, any Vice Chairman, or the President or Secretary at the request in writing of a majority of the directors in office, and the person or persons so calling or requesting the calling of any special meeting of the board of directors shall in such call or request fix the date, hour and place, within or without the State of Delaware, for holding any such special meeting.

SECTION 5. Notice of Meetings. Notice of any meeting of the board of directors (except where no notice is required under Section 3 of this Article III) shall be given to each director by mail on or before the second day (excluding Sundays and legal holidays) next preceding the day of the meeting or by telegraph, cable, telecopier, telex, e-mail or other electronic transmission, or personally in writing, on or before the first day next preceding the day of the meeting.

SECTION 6. Number of Directors. The number of directors which shall constitute the whole board of directors of the Corporation shall be not less than seven nor more than fifteen; provided that at all times a majority of the directors shall be persons who are not employed by the Corporation or any of its subsidiaries unless a proviso is waived by a majority of directors who are not so employed present at a meeting at which it is determined that such waiver is in the best interest of the Corporation. Within such limits the number of directors shall be as fixed at any meeting of the board of directors by resolution adopted by a majority of the directors then in office; provided, however, that no decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director. Vacancies created by an increase in the number of directors may be filled as provided in Section 10 of this Article III.

SECTION 7. Quorum. The presence at any meeting of the board of directors of a majority of the number of directors then in office shall constitute a quorum for the transaction of business, provided that in no event shall less than 1/3 of the then current number of authorized directors constitute a quorum.

SECTION 8. Voting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless by provision of statute, the certificate of incorporation or these By-laws the vote of a different number of directors is required, in which case such provision shall govern.

SECTION 9. Resignation. Any director or member of a committee of directors may resign at any time. Such resignation shall be made in writing or by e-mail or other electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, any Vice Chairman, President or Secretary. Except as provided in Section 11(b) (v) of Article II and hereinafter, the acceptance of a resignation shall not be necessary to make it effective. When there is a change in the principal occupation of a director from that in which he or she was engaged when elected to the board, such director shall promptly give notice of the change and submit a resignation from the board and all committees for consideration by the Chairman. The Chairman, with the approval of the full board, may elect to accept or reject such resignation. Directors who are full-time employees of the Corporation or one of its subsidiaries must promptly resign from the board and all committees whenever their term of employment ends for any reason, including but not limited to retirement; the effective date of such resignation to be not later than the last day of employment. The requirement that a director submit a resignation due to a change in occupation or due to the termination of employment with the Corporation or one of its subsidiaries may be waived by a majority of all other directors present at a meeting of directors at which it is determined that such waiver is in the best interest of the Corporation.

SECTION 10. Filling of Vacancies. Subject to the rights of holders of Preferred Stock, in the event of a vacancy in the board of directors or any newly created directorship resulting from any increase in the number of directors or any vacancy in any committee of directors, a majority of the directors may, although less than a quorum, appoint any person to fill such vacancy upon the occurrence thereof (such person to hold office for the unexpired term of such office), or to fill such newly created directorship, and until such director’s successor shall have been elected or qualified or until such director’s earlier death, resignation, or removal from office.

SECTION 11. Ratification by Stockholders. Any contract, transaction or act of the Corporation or of the board of directors or of any committee thereof or of any officer of the Corporation which shall be ratified at any annual meeting of stockholders or at any special meeting thereof called for such purpose by the holders of a majority of the voting power of the then outstanding stock of the Corporation shall be as valid and binding upon the Corporation and all of its stockholders as though ratified by every stockholder of the Corporation.

SECTION 12. Compensation of Directors. Directors and members of any committee of directors, other than those who shall be officers or employees of the Corporation or of a subsidiary thereof, shall be entitled to receive for their services as such directors or members either an annual fee or a fixed fee, or both, for attendance at meetings of the board or such committee, in such amounts as may be provided from time to time by resolution of the board, in addition to which directors and committee members shall be entitled to receive reimbursement for their expenses of attendance at meetings of the board or such committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 1. Appointment; Powers. The board of directors by resolution adopted by a majority of the whole board, may, (by provision of these By-laws or otherwise) designate one or more committees of the board, each committee to consist of such number of directors, in no event less than two, and to have such authority as the board may determine and specify in such a resolution. The board of directors may at any time, by resolution similarly adopted, change the number, members or powers of any such committee, fill vacancies, or discharge any such committee.

SECTION 2. Procedures; Meetings; Quorum. To the extent any such action is not taken by the board of directors, each committee may choose its own chairman and secretary, fix its own rules of procedure, and meet at such times and at such place or places as may be provided by such rules. At every meeting of each committee, the presence of a majority of all the members thereof shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary to decide any question before the committee.

SECTION 3. Human Resources Committee. The Human Resources Committee shall consist of at least three (3) directors of the Corporation who are not officers or employees of the Corporation or of any subsidiary as shall be appointed from time to time by the board of directors. The Human Resources Committee shall make determinations and awards pursuant to any bonus or incentive plans of the Corporation, determine salaries to be paid to officers of the Corporation, the terms and conditions of their employment, the allotment of shares to officers and other employees under any stock option plan of the Corporation, and shall also make such other determinations as the Committee deems proper relating to remuneration or benefits to be paid to officers of the Corporation. At each meeting of the board of directors a report shall be made to the board respecting such determinations made by the Committee subsequent to the next preceding meeting of the board, and each such determination so made and reported shall be final unless, at said meeting, the same shall be revoked or modified by action of the board. In addition, the Chairman of the Board shall review with the Committee from time to time plans for the development, training and utilization of the management resources of the Corporation. On such occasions, the Human Resources Committee shall act in an advisory capacity to the Chief Executive Officer in respect of the foregoing. The Human Resources Committee shall have and perform such other and additional duties as from time to time may be prescribed by the board of directors.

SECTION 4. Finance Committee. The Finance Committee shall consist of such directors of the Corporation, a majority of whom are not officers or employees of the Corporation or of any subsidiary, as shall be appointed from time to time by the board of directors. The Finance Committee shall consider and make recommendations to the board of directors as to such financial matters concerning the Corporation as shall be referred to it by the board of directors, or the Chairman of the Board, or which the Committee may consider on its own initiative, and perform such additional duties as from time to time may be prescribed by the board of directors.

SECTION 5. Audit Committee. The Audit Committee shall consist of at least three (3) directors of the Corporation, who are not officers or employees of the Corporation or of any subsidiary, as shall be appointed from time to time by the board of directors. The Audit Committee shall (i) consider and make recommendations to the board of directors as to such auditing matters concerning the Corporation as shall be referred to it by the board of directors, or the Chairman of the Board, or which the Committee may consider on its own initiative; (ii) each year recommend to the board of directors, for appointment by the board, independent auditors of the Corporation and its wholly-owned subsidiaries, respectively, for such year, to audit the financial statements of the Corporation and such subsidiaries, and to perform such other duties as the board may prescribe; (iii) have authority, to the extent considered desirable by the Committee, to examine into and make recommendations to the board of directors in respect of (a) the general scope and results of the audit conducted by the independent auditors; (b) the internal controls, systems and processes maintained by the Corporation to protect assets and manage risks; (c) legal, regulatory, compliance or similar matters that may have a material impact on the Corporation’s financial position, and (d) the appointment, replacement, reassignment or dismissal of the director of internal audit; and (iv) perform such additional duties as from time to time may be prescribed by the board of directors. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and, in connection therewith, may retain independent counsel, accountants or others to assist it.

SECTION 6. Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall consist of at least three (3) directors of the Corporation who are not officers or employees of the Corporation or of any subsidiary, as shall be appointed from time to time by the board of directors. The Corporate Governance and Nominating Committee shall (i) in consultation with the Chairman of the Board, consider and make recommendations to the full board of directors concerning the number and accountability of board committees, committee assignments and committee membership rotation practices, (ii) establish qualifications, desired backgrounds and selection criteria for nominees to the board of directors, (iii) recommend to the full board of directors nominees for board membership, (iv) on an annual basis, conduct an evaluation of the effectiveness of the full board of directors (but not of individual members) and the effectiveness of overall governance practices and guidelines, based on input from all board members, and (v) perform such additional duties as from time to time may be prescribed by the board of directors.

ARTICLE V

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen, one or more Presidents, one or more Vice Presidents, a Treasurer, a Controller, and a Secretary, all of whom shall be elected by the board of directors. Any two or more offices, except those of President and Secretary, may be held by the same person. In addition, the Chairman of the Board may designate as Vice Presidents any number of individuals responsible for major operations or functions of the Corporation. Each such Vice President designated as a senior officer, as evidenced by a listing maintained by the Corporate Secretary, shall have all the authority with respect to such individual’s area of responsibility as is conferred upon a Vice President elected by the board of directors.

The board of directors may appoint one or more Assistant Treasurers, one or more Assistant Controllers, one or more Assistant Secretaries, and such other assistant officers as the board may deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the board of directors.

Subject to Section 9 of this Article V, each officer and assistant officer elected or appointed by the board of directors or designated by the Chairman shall hold office until the next annual meeting of the board of directors and until his successor shall be chosen.

SECTION 2. The Chairman of the Board. The Chairman of the Board shall be a director. If so designated by the board of directors, he shall be the chief executive officer of the Corporation and shall have general direction over the affairs of the Corporation, subject to the control and direction of the board of directors. He shall, when present, preside as chairman at all meetings of the stockholders and of the board of directors. He may call meetings of the board of directors whenever he deems it advisable. In the absence or incapacity of the President to act, he shall perform all duties and functions and exercise all the powers of the President. Unless otherwise provided by the board of directors, he may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation, and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation. The Chairman of the Board shall have such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

SECTION 3. Vice Chairman. Each Vice Chairman shall be a director. He shall have such powers and shall perform such duties as may be assigned to him by the board of directors or by the Chairman of the Board, or elsewhere in these By-laws.

SECTION 4. President. A President may be a director if so elected by the board of directors or the stockholders. If so designated by the board of directors, he may also be the chief executive officer of the Corporation and shall have general direction over the affairs of the Corporation within his areas of responsibility, subject to the control and direction of the Chairman of the Board and the board of directors. He shall have general charge, control and supervision over the administration and operations of designated areas of the Corporation, subject to the control and direction of the board of directors and the Chairman of the Board. He shall keep the Chairman of the Board fully informed concerning the business of the Corporation under his supervision. In the absence or incapacity of the Chairman of the Board, a Vice Chairman or the President shall preside at meetings of the stockholders and of the board of directors and shall perform all duties and functions and exercise all the powers of the Chairman of the Board. Unless otherwise provided by the board of directors, a President may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation, and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation. In general, a President shall have and perform all powers and duties incident to the office of a president of a corporation and such other powers and duties as from time to time may be assigned to him by the board of directors or the Chairman of the Board. Any reference in these By-laws to “the President” shall be deemed to refer to a President who is also a current member of the board of directors.

SECTION 5. Vice President. In the absence or incapacity of the Chairman of the Board, any Vice Chairman, or the President, a Vice President designated by the Chairman of the Board or by the board of directors shall have and perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the board of directors or by the Chairman of the Board, any Vice Chairman, or the President.

SECTION 6. Treasurer. The Treasurer shall have responsibility for the custody and safekeeping of all funds and securities of the Corporation; he shall obtain and maintain appropriate insurance for the benefit of the Corporation; he shall be responsible for determining credit policies of the Corporation, for administration of such policies, and collection of monies due the Corporation in accordance therewith; he may sign with the Chairman of the Board, any Vice Chairman, or the President any or all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation; and in general he shall have and perform all of the other powers and duties incident to the office of treasurer and such other powers and duties as may be assigned to him by the board of directors or the Chairman of the Board, any Vice Chairman, or the President.

SECTION 7. The Controller. The Controller shall be the chief accounting officer of the Corporation, shall maintain adequate records of its assets, liabilities and transactions, shall see that adequate audits thereof are currently and regularly made, and shall be in charge of its books of account and its accounting and financial statements and records, operating reports, budgets, statistics, and estimates and projections. He shall be responsible for the development and maintenance of inventory control records and the taking and costing of physical inventories; for the initiation, preparation and issuance of standard practices relating to all accounting matters and procedures, and the coordination of accounting systems throughout the Corporation and its subsidiaries; and for the analysis and interpretation of significant data to develop trends and cost comparisons, which shall be made available to the Corporation’s management together with his conclusions therefrom. He shall maintain adequate records of authorized appropriations and determine that all sums expended pursuant thereto are accounted for, and shall be responsible for the preparation and filing of tax returns and all matters relating to taxes. The Controller shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or the Chairman of the Board, any Vice Chairman, or the President.

SECTION 8. The Secretary. The Secretary shall keep or cause to be kept the minutes of all meetings of the stockholders and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the minute books, stock ledger, and similar corporate records and of the seal of the Corporation and see that the seal is affixed to all documents the execution and delivery of which on behalf of the Corporation under its seal are duly authorized in accordance with the provisions of these By-laws; shall keep or cause to be kept a stock ledger of the Corporation containing a complete list of stockholders, the post office address of each stockholder, and the number of shares registered in the name of each stockholder; may sign with the Chairman of the Board, any Vice Chairman, or the President any and all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation; and in general the Secretary shall have and perform all powers and duties incident to the office of the secretary and such other powers and duties as may, from time to time, be assigned to him by the board of directors or the Chairman of the Board, any Vice Chairman, or the President.

SECTION 9. Removal of Officers. Any officer elected or appointed by the board of directors may be removed, either with or without cause, by the vote of a majority of the directors then in office at any meeting of the board of directors. Any Vice President designated by the Chairman of the Board may be removed, either with or without cause, by written designation from the Chairman delivered to the Corporate Secretary.

SECTION 10. Filling of Vacancies. If a vacancy shall exist in the office of any officer or assistant officer of the Corporation, the board of directors may elect or appoint any person to fill such vacancy, such person to hold office (subject to Section 9 of this Article V) until the next annual meeting of the board of directors and until his successor shall be chosen and qualified.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives or pursuant to the unclaimed property laws of the various states and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or the transfer agent for said shares of stock, or to such other person as the board of directors may designate, by whom such old certificates shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

SECTION 2. Lost or Destroyed Certificates. The board of directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in the board’s discretion, require the owner of such certificate or his legal representative to give bond, with such surety, if any, as the board shall deem appropriate, sufficient to indemnify the Corporation and each transfer agent and registrar, against any claim which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. Unclaimed Property Laws. The officers of the Corporation who are authorized to issue or cause the issuance of duplicate stock certificates pursuant to Section 2 of this Article VI are hereby authorized to issue or cause the issuance of duplicate stock certificates, without cancellation of the original certificates, as may be required in respect of compliance with the unclaimed property laws of any state.

SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE VII

CORPORATE SEAL

The board of directors shall authorize and establish a corporate seal containing the name of the Corporation, the words “Corporate Seal” and “Delaware”, and otherwise in such form as shall be approved by the board of directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

SECTION 2. Notice. Unless otherwise provided in these By-laws, any notice required, (i) if given by mail, shall be deemed to have been given upon the deposit thereof in a post office box, postage prepaid, or (ii) if given by telegraph or cable, shall be deemed to have been given upon delivery thereof to the telegraph or cable company for transmission, or (iii) if the person entitled to notice has facilities for the receipt of telecopies, telex, e-mail or other electronic transmission, shall be deemed to have been given upon transmission of the notice by such means; and in any instance the notice shall be addressed to the person entitled thereto at such person’s last known address according to the records of the Corporation.

SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the Chairman of the Board, any Vice Chairman, or the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and also to execute and deliver for and on behalf of the Corporation proxies in respect of such meetings, and at any such meeting the Chairman of the Board, any Vice Chairman, or the President or the individual or individuals named in the proxy executed by the Chairman of the Board, any Vice Chairman, or the President in respect of such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The board of directors, by resolution, from time to time may confer like powers upon any other person or persons, which powers may be general or confined to specific instances.

SECTION 4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceeding of the board or committee.

SECTION 5. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

SECTION 6. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the board of directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the board of directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 7. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX

AMENDMENTS

The board of directors shall have full power to alter, amend or repeal these By-laws or any provision thereof, or to adopt new by-laws, at any regular meeting as part of the general business of such meeting, or at a special meeting called for the purpose. By-laws adopted, altered or amended by the board of directors may be altered, amended or repealed by the stockholders. Notwithstanding the preceding sentence, and subject to the rights of holders of Preferred Stock, any action of the stockholders to adopt, amend, alter or repeal these By-laws shall require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Common Stock of the Corporation at a meeting of stockholders called for such purpose.

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